 UNITED STATES

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 6, 2005

EDGETECH SERVICES INC.

(Formerly Secure Enterprise Solutions. Inc.)

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(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

NEVADA                     000-27397                          98-0204280

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(STATE OF              (COMMISSION FILE           (IRS EMPLOYER

INCORPORATION)                NUMBER)             IDENTIFICATION NO.)

18 Wynford Drive, Suite 704

Toronto, ON Canada M3C 3S3

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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(416) 441-4046

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(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 1  Changes in Control of Registrant

Not Applicable

Item 2  Acquisition or Disposition of Assets

Not Applicable

Item 3  Bankruptcy or Receivership

Not Applicable.

Item 4  Changes in Registrant's Certifying Accountant

Not Applicable

Item 5  Other Events

On June 3, 2005, the remaining Directors have named Mr. Xavier Roy and Mr. Shawn Manesh as new directors of the registrant.  Mr. Roy will also assume the role of Chairman and CEO of the registrant.

Mr. Roy has 20 years experience managing technology, consulting and internet companies. He has had leading roles in Litton industries, Thomson Group, Cap Gemini Ernst & Young, Cinebase, Veon, and Etensity where he developed and implemented new strategies that resulted in high growth of sales and profits while enhancing shareholders value.

Shawn Manesh will serve as an independent director of the registrants.  He is the cofounder and managing director of Arkitek Alliance a Real Estate investment firm.  Prior to starting Arkitek Mr. Manesh had several executive positions such as CEO of Cymil Communications( Start up for Wireless ASIC), COO of Malibu Networks( Broadband wireless Access), VP operations of ActNetworks( Voice and Data Over Frame Relay) and other management positions with Tekelec and Pertec Computer. He has an extensive background in telecom/networking industry.   He has been involved in raising in excess of $160 million in Initial Public Offerings and private funding as well as deep experience in numerous successful acquisitions and post M&A integration situations.  Shawn holds a BS in Engineering from CSUN and an MBA degree from Pepperdine University

                                   Item 6  Resignations of Registrant's Directors

Mr. Sang Ho Kim, Mr. Fred Fulcher and Mr. Donald George have resigned as Directors of the Registrant on June 3, 2005.  There were no disagreements between these directors and the Registrant.

                                       Item 7  Financial Statement and Exhibits

                                              Not Applicable.

                                            Item 8  Supplementary Information

                                            Not Applicable.

                                                              Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Edgetech Services Inc.

                                    By: /s/Tae Ho Kim

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                                    Tae Ho Kim, Secretary

Dated: June 6, 2005